UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On November 16, 2006, the stockholders of Myriad Genetics, Inc. (the “Company”) approved at the Company’s 2006 Annual Meeting of Stockholders (i) an amendment to the Company’s 2003 Employee, Director and Consultant Stock Option Plan, as previously amended (the “Option Plan”), to increase the number of shares of common stock available for issuance thereunder by 1,500,000 shares; and (ii) an amendment to the Company’s Employee Stock Purchase Plan, as previously amended (the “ESPP”), to increase the number of shares of common stock available for issuance thereunder by 400,000 shares. The Option Plan and ESPP, each as amended, are attached hereto as exhibits to this Current Report on Form 8-K and are being filed pursuant to this Item 5.02 as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description

99.1	Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan, as amended.

99.2	Myriad Genetics, Inc. Employee Stock Purchase Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: November 17, 2006	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Myriad Genetics, Inc. 2003 Employee, Directors and Consultant Stock Option Plan, as amended.

99.2	Myriad Genetics, Inc. Employee Stock Purchase Plan, as amended.

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